As filed with the Securities and Exchange Commission on July 1, 2003
                                             Registration No.


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                                 ________
                                 Form S-8
                         REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                                 ________

                   FROZEN FOOD EXPRESS INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)

       Texas                                           75-1031831
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                  Identification No.)

                         1145 Empire Central Place
                         Dallas, Texas 75247-4309
                  (Address of principal executive offices)

                    FROZEN FOOD EXPRESS INDUSTRIES, INC.
                2002 INCENTIVE AND NONSTATUTORY OPTION PLAN
                          (Full title of the plan)

                           Stoney M. Stubbs, Jr.
      Chairman of the Board, President and Chief Executive Officer
                    Frozen Food Express Industries, Inc.
                         1145 Empire Central Place
                         Dallas, Texas 75247-4309
                            (214) 630-8090
       (Name, address and telephone number of agent for service)

                                 Copy to:

                        Strasburger & Price, L.L.P.
                        901 Main Street, Suite 4300
                            Dallas, Texas 75202
                             (214) 651-4300
                        Attn: Carol Glendenning, Esq.

                      CALCULATION OF REGISTRATION FEE

Title of                        Proposed       Proposed
securities      Amount to        maximum       aggregate
to be          be registered  offering price   offering       Amount of
registered (1)                per share (2)    price (2)  registration fee

Common Stock,
$1.50 par value   850,000      $ 3.09        $ 2,626,500      $ 212.48


(1)	Shares of common stock of Frozen Food Express Industries, Inc. (the
"Company"), $1.50 par value per share (the "Common Stock"),being registered hereby relate to the Frozen Food Express Industries, Inc. 2002 Incentive and Nonstatutory Option Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on June 27, 2003, as reported on the National Market Tier of the Nasdaq Stock Market.

                                   PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The information specified by items 1 and 2 of Part 1 of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the Introductory Note to Part I of Form S-8.

                                  PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.	Incorporation of Documents by Reference.

          The following documents are incorporated by reference in this Registration Statement by Frozen Food Express Industries, Inc., a Texas corp-oration (the "Company" or the "Registrant"), and the Frozen Food Express Industries, Inc. 2002 Incentive and Nonstatutory Option Plan (the "Plan"):

          (a) the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission (the "SEC") on March 28, 2003;

          (b) the Definitive Proxy Statement of the Company filed with the SEC on March 31, 2003;

          (c) the Current Report on Form 8-K of the Registrant filed with the SEC on February 18, 2003; and

          (d) the Current Report on Form 8-K of the Registrant filed with the SEC on March 11, 2003; and

          (e) the Current Report on Form 8-K of the Registrant filed with the SEC on May 2, 2003; and

          (f) the description of the Common Stock, $1.50 par value per share (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A filed on April 26, 1972 (SEC File No. 0-6200), for registration of the Common Stock, including any amendment or report filed for the purpose of updating such description pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute a part of this Registration Statement. Any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

          Not applicable.

Item 5.	Interests of Named Experts and Counsel.

          Not applicable.

Item 6.	Indemnification of Directors and Officers.

          The Company is permitted by Art. 2.02-1 of the Texas Business Corp-oration Act (the "TBCA"), subject to the procedures and limitations stated therein, to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer of the Company against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (in-cluding court costs and attorneys' fees) actually incurred by the person in connection with the proceeding. The Company is required by Art. 2.02-1 of the TBCA to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a pro-ceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or other-wise, in the defense of the proceeding. The statute provides that indemnifi-cation pursuant to its provisions is not exclusive of other rights of indem-nification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

          Article Twelve of the Company's Articles of Incorporation provides that, to the full extent permitted by Texas law, the Company is required to indemnify any director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (in-cluding court costs and attorneys' fees) actually incurred by any such person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer and is required to advance to such person reasonable expenses incurred by him in connection therewith.

Item 7.	Exemption from Registration Claimed.

          Not applicable.

Item 8.	Exhibits.

Exhibit
  No.     Description
-------   -----------

4.1 Articles of Incorporation of the Company, as amended (incorporated herein by reference from Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

4.2       Bylaws of the Company (incorporated herein by reference to Exhibit
          3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

4.3 Amendment to Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on June 28, 2000).

4.4 Amendment to Bylaws of the Company (incorporated herein by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

4.5 Frozen Food Express Industries, Inc. 2002 Incentive and Nonstatutory Option Plan (filed herewith).

5.1       Opinion of Strasburger & Price, L.L.P. (filed herewith).

23.1      Consent of KPMG LLP (filed herewith).

23.2      Consent of Strasburger & Price, L.L.P. (included in Exhibit 5.1).

24.1 Power of Attorney (contained on signature page of this Registration Statement).

Item 9.	Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i)    To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amend-ment thereof) which, individually or in the aggre-gate, represent a fundamental change in the inform-ation set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)
                    (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are in-corporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amend-ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offer-ing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unen-forceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the under-signed, thereunto duly authorized, in the City of Dallas, State of Texas, on July 1, 2003.

                           FROZEN FOOD EXPRESS INDUSTRIES, INC.


                           By:/s/ Stoney M. Stubbs, Jr.
                              ----------------------------------
                              Stoney M. Stubbs, Jr.
                              Chairman of the Board, President and Chief
                              Executive Officer


                           By:/s/ F. Dixon McElwee, Jr.
                              ----------------------------------
                              F. Dixon McElwee, Jr.
                              Senior Vice President


                             POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Stoney M. Stubbs, Jr. and F. Dixon McElwee, Jr., his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all cap-acities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requis-ite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirm-ing all that said attorneys-in-fact and agents, each acting alone, or his sub-stitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                       Capacity                      Date
     ---------                       --------                      ----
    /s/ Stoney M. Stubbs, Jr.     Chairman of the Board,
    ------------------------      President and Chief          July 1, 2003
    Stoney M. Stubbs, Jr.         Executive Officer
                                  (Principal Executive
                                  Officer)
    /s/ F. Dixon McElwee, Jr.
    ------------------------      Senior Vice President        July 1, 2003
    F. Dixon McElwee, Jr.         and Director (Principal
                                  Financial and Accounting
                                  Officer)

    /s/ Charles G. Robertson
    ------------------------      Executive Vice President     July 1, 2003
    Charles G. Robertson          and Director


    /s/ Jerry T. Armstrong
    ----------------------        Director                     July 1, 2003
    Jerry T. Armstrong

    /s/ W. Mike Baggett
    ----------------------        Director                     July 1, 2003
    W. Mike Baggett

    /s/ Brian R. Blackmarr
    ----------------------        Director                     July 1, 2003
    Brian R. Blackmarr

    /s/ Leroy Hallman
    ----------------------        Director                     July 1, 2003
    Leroy Hallman

   /s/ T. Michael O'Connor
   -----------------------        Director                     July 1, 2003
   T. Michael O'Connor



                             INDEX TO EXHIBITS
                             ------------------

Exhibit
  No.  		Description
-------        -----------

4.1 Articles of Incorporation of the Company, as amended (incorp-orated herein by reference from Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

4.2 Bylaws of the Company (incorporated herein by reference to Exh-ibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

4.3 Amendment to Bylaws of the Company (incorporated herein by ref-erence to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on June 28, 2000).

4.4 Amendment to Bylaws of the Company (incorporated herein by ref-erence to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

4.5 Frozen Food Express Industries, Inc. 2002 Incentive and Non-statutory Option Plan (filed herewith).

5.1            Opinion of Strasburger & Price, L.L.P. (filed herewith).

23.1           Consent of KPMG LLP (filed herewith).

23.2           Consent of Strasburger & Price, L.L.P. (included in Exhibit 5.1).

24.1 Power of Attorney (contained on signature page of this Registra-tion Statement).